                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):           September 23, 1997


                                   PALFED, Inc.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


       South Carolina                 0-15334              57-0821925
       --------------                 -------              ----------
(State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)             File Number)        Identification No.)




      107 Chesterfield Street South
      Aiken, South Carolina                                29801
      -----------------------------                        -----
      (Address of principal executive offices)            (Zip Code)



    Registrant's telephone number, including area code:   (803) 642-1400





                      Page 1 of ____ sequentially numbered pages
                         The Index to Exhibits is on page 4.

Item 5.  Other Events.


    On September 23, 1997 PALFED, Inc. (the "Company"), PALFED and Regions Financial Corporation ("Regions") entered into an Agreement and Plan of Merger ("Agreement") pursuant to which PALFED will merge with and into Regions. Under the terms of the Agreement, each outstanding share of PALFED Common Stock will be converted into the right to receive 0.70 share of Regions Common Stock, subject to adjustment. The Agreement is subject to PALFED shareholder approval, appropriate regulatory approvals and other customary closing conditions. The transaction is intended to qualify as a tax-free reorganization and be accounted for as a pooling of interests.

     In connection with the execution of the Agreement, PALFED and Regions entered into a Stock Option Agreement dated as of September 23, 1997 pursuant to which PALFED granted to Regions an option to purchase under certain circumstances up to 1,051,500 shares of PALFED Common Stock at a price of $21.00 per share.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)  Financial Statements

              None.

         (b)  Pro Forma Financial Statements

              None.

         (c)  Exhibits

              Exhibit 2.1 Agreement and Plan of Merger dated as of September 23, 1997 by and between PALFED, Inc. and Regions Financial Corporation

              Exhibit 99.1 Press Release issued by PALFED, Inc. on September 23, 1997

                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       PALFED, INC.



                                       By: /s/ John C. Troutman
                                          ---------------------------
                                          John C. Troutman
                                          President and Chief Executive Officer

Date:  September 26, 1997

                               INDEX TO EXHIBITS

Exhibit                                                    Sequentially
Number                   Description                       Numbered Page
------                   -----------                       -------------
  2.1    Agreement and Plan of Merger dated as of
         September 23, 1997 by and between PALFED,
         Inc. and Regions Financial Corporation

 99.1    Press Release issued by PALFED, Inc. on
         September 23, 1997